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                                                                    Exhibit 10.7


                             SPICES SUPPLY AGREEMENT

            THIS AGREEMENT is made and entered into as of March 19, 1993 by and between Bloch & Guggenheimer, Inc., a Delaware corporation (hereinafter referred to as "Seller"), and M. Polaner, Inc., a New Jersey corporation (hereinafter referred to as "Purchaser").

                                   WITNESSETH:

            WHEREAS, Purchaser desires to purchase Product from Seller, and Seller desires to sell Product to Purchaser, in each case upon the terms and conditions set forth herein;

            NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. DEFINITIONS

            As used herein, the following terms shall have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

            "Annual Case Volume" with respect to any calendar year during the Term, means the number of 12-jar equivalent Cases of Product purchased hereunder during such calendar year; provided that the Annual Case Volume for calendar year 1993 shall be deemed to include the aggregate number of 12-jar equivalent Cases of Product manufactured by Seller from January 1, 1993 to the date hereof.

            A "Case" of any finished Product means the stock-keeping-unit (sku) of such finished Product.

            "CD Limit" means the amount equal to (i) the aggregate Price paid by Purchaser for Product hereunder less
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(ii) the aggregate actual cost of Materials, direct labor and overhead incurred by Seller in producing such Product, in each case through the date of termination or expiration of this Agreement.

            "Consequential Damages" means any indirect or consequential damages arising from, relating to or in connection with this Agreement, whether arising from or relating to breach of warranty, agreement or covenant, negligence, strict liability in tort or other causes.

            "Direct Labor Cost" means the Standard Cost of direct labor utilized in the production of Product, including the cost of fringe benefits, allocated to Product in a manner consistent with current practices in effect for allocation of such labor cost to all products manufactured by Seller.

            "DSD" means DSD, Inc., a Delaware corporation.

            "Force Majeure" shall have the meaning ascribed to such term in
Section 10.

            "Intellectual Property Right" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing), trade dress, logos, labels, labelling and other indicia of ownership, or any other similar type of proprietary intellectual property right.

            "Manufacturing Facility" means Seller's manufacturing facility located in Hurlock, Maryland.

            "Materials" means all materials and ingredients necessary for the manufacture, labelling, packing and storage of Product.

            "Materials Cost" means the cost of Materials purchased by Seller to be utilized in the production of Product.

            "Overhead Cost" means the Standard Cost of overhead incurred at the manufacturing plant of Seller where Product is manufactured, allocated to Product in a manner consistent with Seller's current practices in effect for allocation of overhead cost to all products manufactured by Seller.

            "Person" means an individual, corporation, partnership, association, trust or other entity or organization.


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            "Product" means any and all ready-to-use, shelf-stable, wet spice products, including, but not limited to, the products listed in Exhibit A hereto.

            "Product Defect" means any defect in any Product including, without limitation, in the workmanship, in the manufacture of, in the ingredients or raw materials comprising or in the labelling or packaging of any Product.

            "Quarter" means a period of three successive calendar months, and "Quarterly" with respect to any event means that such event will occur once within any Quarter.

            "Reference Bank" means Morgan Guaranty Trust Company of New York.

            "Sales and Distribution Agreement" means the Sales and Distribution Agreement dated the date hereof between Purchaser and DSD.

            "Standard Cost" with respect to Materials Cost, Direct Labor Cost or Overhead Cost, as the case may be, means the cost thereof that is based on expected yields and utilizations consistent with current budgeting practices, as set forth in Schedule 1 to Exhibit B hereto.

            "Term" shall have the meaning assigned to such term in Section 5.

            2. PRODUCTION; PRODUCT SPECIFICATIONS

            (a) During the Term hereof, Seller agrees to manufacture, package and sell to Purchaser, and Purchaser agrees to purchase from Seller, Purchaser's total requirements of Product. Subject to Section 2(d), Purchaser hereby grants to Seller the right, during the Term, to be the sole manufacturer and supplier of Product for Purchaser and its Affiliates.

            (b) Purchaser agrees to purchase Product from Seller and Seller agrees to sell Product to Purchaser pursuant to the purchase order procedures described in Section 3.

            (c) Product delivered hereunder shall be manufactured in accordance with past production standards and practices at the Manufacturing Facility. Either party may, from time to time, during the Term, request the approval of the other party to a change in such standards or practices, which approval shall not be unreasonably withheld; provided


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that if any such requested change is not agreed to, the standards and practices in effect immediately prior to the time of such request shall remain valid and in effect. Any and all changes to such practices and standards shall be made only pursuant to written agreement of the parties as aforesaid; provided that Seller shall be entitled to increase its Standard Costs of production to the extent of any increase in production costs resulting from any change in production standards or practices pursuant to this Section 2(c) from those in effect on the date hereof; and provided further that if Seller notifies Purchaser of any such increases in its Standard Costs of production, Seller shall furnish Purchaser with documentation reasonably satisfactory to Purchaser evidencing the increase in the Standard Costs of production. In the event that the production standards and practices are changed by mutual agreement pursuant to this Section 2(c), Seller shall manufacture Product hereunder in compliance with such changed production practices and standards.

            (d) From and after the third anniversary of the date hereof, Purchaser may cease to use Seller as its sole manufacturer of Product; provided that (i) Purchaser shall give Seller at least 90 days' written notice of the date (the "Exclusivity Cessation Date") from which Purchaser intends to cease using Seller as its sole manufacturer of Product, (ii) the Exclusivity Cessation Date shall be the last day of a calendar month and (iii) on the Exclusivity Cessation Date, Purchaser shall pay to Seller an amount equal to the present value at the Exclusivity Cessation Date of a future stream of monthly payments of $100,000 that would be made on the last day of each calendar month remaining in the Term of this Agreement from such date, discounted on a monthly basis using the Reference Bank's prime rate in effect at such date.

            3. PURCHASE ORDERS

            (a) Purchaser shall provide Seller with a nonbinding best estimate of its Quarterly requirements of Product from Seller no later than forty-five
(45) days prior to the beginning of each calendar Quarter during the Term of this Agreement, commencing with the calendar Quarter beginning July 1, 1993. Firm monthly purchase orders shall be placed by Purchaser thirty (30) days prior to requested date of delivery; provided that Seller will use its reasonable efforts to accommodate any purchase orders not placed in accordance with the provisions of this Section 3(a). Each firm order shall be in the form of a written purchase order, signed by Purchaser's duly authorized representative and shall authorize Seller to manufacture such quantities of the Product.


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            (b) In the event Seller, within five (5) business days after the receipt of an order, notifies Purchaser of its inability to meet such order, including the specified delivery dates, the parties shall attempt to arrange a substituted delivery schedule by mutual agreement. Such notice shall include a statement of the reasons for such inability and the amount of Product affected.

            (c) Except in the case of Force Majeure (in which case the provisions of Section 10 shall apply), in the event the parties are unable to agree on a substituted delivery schedule, Purchaser shall have the right to have Product manufactured by parties other than Seller or to undertake manufacture itself, but only if Product can be obtained more expeditiously from this alternative source and only in such amounts and for such periods necessary to make up the difference between the amount that Seller manufactures and the amounts required by Purchaser hereunder and only for such periods Seller is unable to timely supply Product to Purchaser. In that event, Seller agrees to provide Purchaser or its nominee with all technical assistance necessary for the manufacture of Product.

            4. PRICING; MATERIALS

            (a) The price for Product ("Price") supplied pursuant to this Agreement shall be determined as set forth in Exhibit B.

            (b) The provisions relating to responsibility and reimbursement for purchasing of Materials shall be as set forth in Exhibit B.

            5. TERM OF AGREEMENT

            The term of this Agreement shall commence on the date hereof and expire on the fifth anniversary of the date hereof (the "Term"), unless earlier terminated pursuant to the provisions hereof.

            6. CHANGE OF CONTROL

            If at any time during the Term of this Agreement Beledia N.V. and/or its Affiliates ceases to own, directly or indirectly, a majority of the voting stock of Seller and does not otherwise control Seller, in each case as a result of an arms length transaction with an unrelated third party, Seller shall have the right, exercisable at Seller's option, to terminate this Agreement upon at least six months' written notice to Purchaser of the effective date of such termination


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(the "Termination Date"), which Termination Date shall fall on the last day of a calendar month. In the event that Seller exercises such right of termination, Purchaser shall be required to pay to Seller on the Termination Date an amount equal to the present value at such date of a future stream of monthly payments of $100,000 that would be made on the last day of each calendar month remaining in the Term of this Agreement from such date, discounted on a monthly basis using the Reference Bank's prime rate in effect at such date.

            7. DELIVERIES; TITLE AND RISK

            (a) Shipments shall be made on the date or dates reasonably specified by Purchaser provided orders are received (and a delivery schedule approved) by Seller at least thirty (30) days before such specified date(s).

            (b) All deliveries of Product purchased and sold hereunder shall be F.O.B. Seller's Manufacturing Facility.

            (c) Title to, ownership of and risk of loss with respect to all Product purchased and sold hereunder shall remain with Seller until delivery to the carrier at the Manufacturing Facility as provided in Section 7(b). Title to, ownership of and risk of loss with respect to all Product purchased and sold hereunder will pass to Purchaser upon delivery to the carrier at the Manufacturing Facility.

            (d) Purchaser will be charged a delivery charge of $0.80 per 100 pound weight of Product shipped by Seller from the Manufacturing Facility to DSD's distribution warehouse located in Roseland, New Jersey to be distributed for Purchaser by DSD pursuant to the Sales and Distribution Agreement.

            8. PAYMENT TERMS

            Payment of the Price of Product sold and delivered by Seller to Purchaser hereunder shall be made by Purchaser within fifteen (15) days from date of invoice. Sales of Product hereunder shall be invoiced on the date of delivery.

            9. MATERIALS AND PRODUCT AT TERMINATION

            (A) At the time of expiration or termination of this Agreement pursuant to Section 5, 6 or 17:

            (a) Purchaser shall purchase from Seller, at actual cost, all Materials (i) in Seller's possession at such time or (ii) that are subsequently delivered to Seller by


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      the supplier thereof, in each case that Seller has purchased pursuant to paragraph 1(a) of Exhibit B;

            (b) Purchaser shall purchase from Seller (i) all inventories of finished Product manufactured hereunder that have not theretofore been delivered to Purchaser and (ii) all Product for which Seller has outstanding orders at such time from Purchaser;

            (c) Purchaser shall pay to Seller all amounts due hereunder; and

            (d) Purchaser shall assume all obligations of Seller under or in respect of any outstanding orders or agreements made by Seller pursuant to paragraph 1(a) of Exhibit B for the purchase of Materials hereunder;

provided that, in the case of clauses (a) and (b) of this Section 9, such Materials and inventories of finished Product are usable and in good order and saleable condition and can be used by Purchaser in future production of its products.

            (B) Inventories of finished Product and Materials and work in progress shall be within normal customary levels at the expiration of this Agreement. The parties shall consult with each other during the one hundred and eighty (180) day period prior to expiration of this Agreement in order to minimize such inventory and work in progress.

            10. FORCE MAJEURE

            Neither party shall be liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its reasonable control including, by way of example, but not limitation, any act of God, any act, regulation or law of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbance, epidemic, equipment breakdown or failure, or failure of suppliers, public utilities or common carriers ("Force Majeure"). The party claiming relief hereunder shall notify the other party in writing of the Force Majeure causing delay or default in performance. Each party shall take reasonable action within its control to alleviate the Force Majeure causing delay or default in performance. During any period in which any Force Majeure prevents Seller from producing or delivering Product in accordance with the terms of this Agreement, Purchaser shall be entitled to purchase Product from any other Person but only for the duration of such period, provided that as soon as Seller notifies Purchaser that Seller is able to


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resume performing its obligations pursuant to this Agreement, (i) Seller's rights under Section 2 shall be deemed thereupon immediately reinstated in full and (ii) Purchaser shall forthwith resume purchasing Product from Seller and shall otherwise perform its obligations in accordance with the terms of this Agreement and Purchaser shall forthwith cease to purchase Product from any other Person.

            11. TRADEMARKS

            (a) Purchaser and Seller agree that Purchaser is, and shall be, the owner of all Intellectual Property Rights relating to Product. Seller shall not make any claim of ownership in or to the foregoing. Title to any other trademark(s), or applications filed thereon, relating to Purchaser's sale of Product shall reside in Purchaser. Nothing in this agreement shall constitute Seller in any way as owner, part owner or licensee of the trademarks except to the extent necessary to perform Seller's obligations hereunder. Seller shall make only that limited use of the Intellectual Property Rights in manufacturing, packaging and sale of Product, as provided for herein, or as Purchaser in the future may direct in writing. Seller agrees that it will neither take nor direct any action other than as provided herein, or as Purchaser may from time to time request in writing, which would impair the rights and interests of Purchaser in Purchaser's Intellectual Property Rights in and to Product. Except as may be otherwise provided herein, upon termination or cancellation of the Agreement, seller shall discontinue and make no further use of the Intellectual Property Rights with respect to Product. Seller shall not adopt, use, apply for registrations, register or own any such trademarks or any marks confusingly similar thereto with respect to Product, in any country of the world.

            (b) Purchaser represents and warrants as of the date hereof, and shall be deemed to represent and warrant as of each date that Product is delivered hereunder, that it has, as of and since the date hereof, not granted, conveyed, sold, assigned, transferred or otherwise disposed of to any Person, any Intellectual Property Rights in and to any Product.

            12. COMPLIANCE WITH LAWS

            (a) Seller shall manufacture, package, label, store and load for shipment Product, maintain the Manufacturing Facility and dispose of waste and other by-products of manufacture and packaging in conformity with all federal, state and local laws, rules and regulations applicable thereto, including the federal Food Drug and Cosmetic Act, as


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amended, the Consumer Product Safety Act, as amended, and the Fair Labor
Standards Act of 1938, as amended. Seller warrants that Product is not adulterated within the meaning of the Federal Food, Drug and Cosmetic Act, and are articles which, under said Act, may be introduced into interstate commerce.

            (b) Seller shall use its reasonable efforts to notify Purchaser of any inspection of the Manufacturing Facility where Product is manufactured by the United States Food and Drug Administration or any other federal, state or local government agency and shall use its reasonable efforts to furnish Purchaser with copies of all reports and analyses relating to such inspections where the inspections involve Product, its ingredients or the Manufacturing Facility used to manufacture Product; provided that any failure so to notify or furnish shall not constitute a breach of this Agreement. If such inspections are scheduled or conducted with advance notice, Seller shall use its reasonable efforts so to advise Purchaser and Purchaser shall have the option to attend at the time of such inspection. Duplicate samples of Product given to government agents will be provided to Purchaser, as will duplicates of photographs taken during the inspection.

            (c) Seller shall be responsible for all licenses and permits, and fees and charges with respect thereto, required by applicable Federal, state and local law, and for all wages, salaries, fees and commissions due or claimed to be due by persons in Seller's employ and/or retained by Seller relating to the manufacture and packaging of Product.

            13. PRODUCT RECALLS

            In the event of a recall of Product required by a governmental agency or authority of competent jurisdiction or if recall of Product is mutually deemed advisable by Purchaser and Seller, such recall shall be promptly implemented and administered by Purchaser in a manner which is appropriate and reasonable under the circumstances and in conformity with accepted trade practices. In the event a recall is required because Product fails to conform with the production standards and practices mutually agreed upon or the warranties of Seller set forth in this Agreement, or at the express request of Seller, Seller shall reimburse Purchaser for its cost in administering the recall, and the cost of Product and reasonable freight for all amounts of Product recalled. In the event that a recall is required as a result of Purchaser's breach of its obligations hereunder or due to Purchaser's negligence or fault, all costs and expenses incurred in connection therewith shall be borne by Purchaser.


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            14. WARRANTY; INSURANCE

            (a) Seller warrants that Product sold hereunder (i) shall be in accordance with the production standards and practices provided for in Section 2 and (ii) is merchantable, free from defects in material and workmanship and fit for the purposes for which it is intended.

            (b) Purchaser shall have the right to obtain from Seller, prior to delivery of Product, samples (in reasonable quantity) of such Product to be delivered hereunder. Purchaser shall inspect each shipment of Product to determine whether Product is as warranted herein. Purchaser shall send Seller a written notice of objections to any shipment ("Rejected Shipment") that fails to meet such warranties within fifteen (15) days of receipt of such shipment from the carrier. Such notice shall specify the particulars of Purchaser's finding. In the absence of any such notice within said time, the shipment shall be deemed to comply with such warranties. Purchaser shall follow Seller's instructions as to the return of the Rejected Shipment to Seller, return to be at Seller's expense if the Rejected Shipment is determined to have been validly rejected. Seller shall promptly provide Purchaser with replacement Product that conforms to such warranties, which replacement Product (and shipping expenses with respect thereto) shall be at Seller's expense if the Rejected Shipment is determined to have been validly rejected and shall be at Purchaser's expense if invalidly rejected. Seller shall assume all liability for all validly rejected Product and validly rejected Product shall be destroyed, reworked or salvaged (with Purchaser's written consent) by Seller at its sole cost and expense, and Seller shall furnish Purchaser with a certificate affirming that same has been done. Any such destruction shall conform to all applicable federal, state and local laws and rules and regulations thereunder. Purchaser's right to inspect and right to replacement of Product not conforming to such warranties shall not preclude Purchaser from exercising or enforcing any other rights or remedies it may have to redress any loss or damage resulting from Seller's failure to supply Product conforming to such warranties. If Seller shall disagree with the finding by Purchaser that such shipment fails to meet such warranties, such dispute shall be resolved by an independent laboratory selected jointly by the parties. All fees and disbursements incurred in connection with such determination shall be borne by the party ultimately determined to have incorrectly judged whether such shipment shall have met such warranties.

            (c) Seller agrees to obtain and keep in force Products Liability Insurance with respect to Product in an


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amount not less than $5,000,000 (per occurrence) with an insurer of recognized financial responsibility, and shall cause Purchaser to be included as an additional insured under such insurance.

            15. INDEMNIFICATION; INFRINGEMENT

            (a) Subject to Section 15(c), Seller shall indemnify and hold Purchaser, its directors, officers, employees and agents harmless from and against all liabilities, damages, losses or expenses (including reasonable attorneys' fees and expenses) ("Damages") incurred or suffered by Purchaser with respect to or arising out of (i) any injury, claim or damage resulting from or caused by the manufacture of Product, operation of the Manufacturing Facility or any Product Defect with respect to any Product, including injuries to persons and property arising from such Product Defect or (ii) any breach by Seller of its warranties, covenants or agreements hereunder, except to the extent such Damages are caused by the gross negligence or willful misconduct of Purchaser or a breach by Purchaser of its warranties, covenants or agreements hereunder; and provided that Seller shall have no such indemnification obligation with respect to Damages incurred or suffered by Purchaser arising out of or as a result of any Force Majeure.

            (b) Subject to Section 15(c), Purchaser shall indemnify and hold Seller, its directors, officers, employees and agents harmless from and against all Damages incurred or suffered by Seller with respect to or arising out of (i) any breach by Purchaser of its representations, warranties, covenants or agreements hereunder or (ii) infringement of any Intellectual Property Right arising from the manufacture by Seller or sale by Seller to Purchaser of any Product hereunder, except to the extent such Damages are caused by the gross negligence or willful misconduct of Seller or a breach by Seller of its warranties, covenants or agreements hereunder; and provided that Purchaser shall have no such indemnification obligation with respect to Damages incurred or suffered by Seller arising out of or as a result of any Force Majeure.

            (c) Notwithstanding any provision in this Agreement to the contrary, the maximum aggregate liability of either party hereto to the other party hereto for any Consequential Damages shall not exceed the CD Limit.

            (d) In the event that a party hereto (the "Indemnifying Party") makes any payment pursuant to its indemnification obligations under this Agreement, it shall be


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subrogated to all rights of the party indemnified hereunder (the "Indemnified
Party") to pursue any claim to receive payment or other consideration from any other third party which may be liable with respect to any claim, suit, action or proceeding for which indemnification was provided. The Indemnified Party shall execute and deliver such instruments and agreements and take such other action as may be required to subrogate the Indemnifying Party to such Indemnified Party's rights to receive such payment or consideration.

            16. ASSIGNMENT

            Neither Seller nor Purchaser may assign its rights or delegate its performance hereunder without the prior written consent of the other party, and any attempted assignment or delegation without such consent shall be void, provided that this Agreement may be assigned or otherwise transferred by either party to (i) any purchaser or successor to all or substantially all of the business of Seller or Purchaser that is responsible for purchasing or selling Product, as the case may be, hereunder or (ii) any successor corporation into which it may merge or with which it may be consolidated or to which it may transfer all or substantially all of its assets, provided in each case that such purchaser or successor corporation expressly assumes in writing all of the obligations hereunder of the assignor or transferor.

            17. DEFAULT

            If either party shall be in default of any material obligation hereunder, the other party may terminate this Agreement by giving thirty (30) days' written notice to the party in default, specifying the basis for termination, provided that if within thirty (30) days after receipt of such notice the party in default shall remedy the conditions forming the basis for termination, such notice shall cease to be operational and this Agreement shall continue in full force. The right of either party to terminate this Agreement, as herein above provided, shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous defaults.

            Notwithstanding the foregoing, the occurrence of any of the following events with respect to a party hereto shall be deemed to constitute a default which shall give rise to an immediate right of the other party to terminate this Agreement without notice:


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            (a) insolvency, the making of a general assignment for the benefit of creditors, the suspension of business (except due to Force Majeure) or the commission of any act amounting to a business failure, any change in, or termination of, a party's corporate existence (except a merger, consolidation or reorganization in which the obligations of such party hereunder are expressly assumed in writing by the surviving corporation); or

            (b) the institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against a party hereto and, if instituted against such party, its consent thereto or the failure to cause such proceedings to be discharged within thirty (30) days thereafter.

            18. RIGHTS UPON TERMINATION

            Upon termination of this Agreement, Seller shall (i) not produce, distribute or market any Product under any Intellectual Property Right owned by Purchaser or make any further use of such Intellectual Property Right and (ii) deliver to Purchaser all copies of Product's production standards and practices, all technical data and any other know-how, documentation or information used in connection with the manufacture and packaging of Product hereunder ("Information") and shall, without the requirement of additional consideration, cooperate with and assist Purchaser with respect to the execution of such documents as Purchaser shall reasonably request to confirm Purchaser's ownership of and rights in such Information.

            19. ACCESS; INSPECTION

            (a) Seller shall inspect, according to mutually agreed upon specifications, the Materials received from third parties on receipt thereof, or within two (2) business days after receipt, to ensure that there has been no substitution, adulteration or deterioration of such Materials while en route to Seller. Seller shall immediately notify Purchaser of any such defects discovered in any shipment of Materials received by Seller and shall not use any such defective Materials in the manufacture and packaging of Product.

            (b) Seller shall permit Purchaser, its auditors and other agents to visit and inspect the Manufacturing Facility upon reasonable notice to verify that Product is produced in accordance with agreed upon production standards and practices and that Seller is otherwise in compliance with the provisions of this Agreement.


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            (c) The parties agree that in case of an emergency affecting the quality of Product hereunder, a representative of Purchaser shall have reasonable access, upon notice to Seller, to those areas of Seller's premises concerned with or affecting Product, and Seller shall consult with Purchaser in dealing with such emergency.

            (d) Seller shall prepare and maintain at all times books of account and records (specifically including the originals or copies of documents supporting entries in such books of account) relating to the manufacture, packaging and inventories of Product in accordance with generally accepted accounting principles. Upon reasonable notice to Seller, Purchaser, through its duly authorized representatives, shall have the right, during normal business hours, to inspect at the Manufacturing Facility all such books, records and supporting documentation and to verify that the price of Product is in accordance with the terms and conditions of this Agreement and may make copies thereof and take extracts therefrom.

            20. MISCELLANEOUS

            (a) Notices. All notices, statements or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by (i) overnight courier or mail or (ii) telecopier with confirming copy mailed, first class postage prepaid, to each of the parties hereto at the following addresses or at such other address as may be designated by such party by notice in writing sent in like manner.

                     For Purchaser:

                     _______________________________
                     _______________________________
                     _______________________________
                     Attention:_____________________________
                     Telecopier:____________________________

                     For Seller:

                     _______________________________
                     _______________________________
                     _______________________________
                     Attention:____________________________
                     Telecopier:___________________________

            (b) Entire Agreement; Inconsistency. This Agreement and the exhibits and schedules hereto contain all of


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the terms and conditions of sale and purchase of Product and constitute the complete understanding of the parties. No modification or extension of or release from any provision hereof shall be effected by mutual agreement, acknowledgment, Purchaser's purchase order forms, or otherwise, unless the same shall be in writing, signed by both parties hereto and specifically described as an amendment or extension of this Agreement. If there is any inconsistency between the provisions of this Agreement and any invoice, purchase order or other document delivered hereunder or in connection herewith, the provisions of this Agreement shall control.

            (c) Choice of Law; Paragraph Headings. This Agreement and performance hereunder shall be construed and interpreted according to the laws of the State of New York (without regard to its conflict of laws provisions). The paragraph headings used herein have been inserted for convenience only and shall not be used in any way to construe or interpret this Agreement or performance hereunder.

            (d) Independent Contractors. The parties hereto are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

            (e) No Waiver. Either party's failure to insist upon strict performance of any provision of this Agreement shall not be deemed to be a waiver thereof. No waiver shall be effective unless specifically made in writing and signed by a duly authorized representative of Seller or Purchaser, whichever party is granting such waiver.

            (f) Severability. If any provision of this Agreement shall be illegal or unenforceable, the remainder of this Agreement shall remain in force and not be affected thereby.

            (g) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                           Bloch & Guggenheimer, Inc.


                           By  /s/
                              --------------------------
                              Name:
                              Title:


                           M. Polaner, Inc.


                           By  /s/
                              --------------------------
                              Name:
                              Title:


            The undersigned hereby unconditionally and irrevocably guarantees to
M. Polaner, Inc. the performance and observance by Bloch & Guggenheimer, Inc. of every warranty, covenant and agreement of Bloch & Guggenheimer, Inc. to be performed and observed by Bloch & Guggenheimer, Inc. contained in this Agreement.



                                                 B&G-DSD Holdings, Inc.



                                                 By: /s/
                                                    -----------------------
                                                    Name:
                                                    Title:

                      Exhibit A to Spices Supply Agreement

                               Listing of Product

See attached listing.

               BLOCH & GUGGENHEIMER, INC.
               SPICE PRODUCTION & TRANSFER SUMMARY
               BUDGET 1993

file:SPC_BUD
----------------------------------------------------------
Item #
----------------------------------------------------------
1501           Basil/24
----------------------------------------------------------
1505           Oregano/24
----------------------------------------------------------
1506           Basil/24 French/English
----------------------------------------------------------
1508           Red Jalapeno/24
----------------------------------------------------------
1584           Large Cut Garlic/24
----------------------------------------------------------
1587           Chopped Garlic/24
----------------------------------------------------------
1590           Chopped F/E Garlic/24
----------------------------------------------------------
1591           Crushed Garlic/24
----------------------------------------------------------
               Total 24 Pack
----------------------------------------------------------

----------------------------------------------------------
1507           Basil/12
----------------------------------------------------------
1508           Oregano/12
----------------------------------------------------------
1515           Green Jalapeno/12
----------------------------------------------------------
1516           Red Jalapeno/12
----------------------------------------------------------
1550           Chopped Garlic 25 oz/12
----------------------------------------------------------
1574           Chopped Garlic 10 oz/12
----------------------------------------------------------
1579           Crushed Garlic/12
----------------------------------------------------------
1580           Chopped Garlic/12
----------------------------------------------------------
1587           Large Cut Garlic/12
----------------------------------------------------------
               Total 12 Pack
----------------------------------------------------------

----------------------------------------------------------
1518           Crushed Garlic 25 oz/6
----------------------------------------------------------
1535           Large Cut Garlic 25 oz/6
----------------------------------------------------------
27586          Chopped Garlic 25 oz/6 (Primarque)
----------------------------------------------------------
36584          Chopped Garlic 25 oz/6 (Sak-Dong)
----------------------------------------------------------
[Illegible]    Chopped Garlic 25 oz/6
----------------------------------------------------------
               Total 6 Pack
----------------------------------------------------------

----------------------------------------------------------
1570           Chopped Garlic 2 Gal
----------------------------------------------------------
28570          Sbarro Garlic 2 Gal
----------------------------------------------------------
               Total 2 Gallon
----------------------------------------------------------

----------------------------------------------------------
1577           Chopped 5 Gal (No Pres.)
----------------------------------------------------------
1589           Chopped 5 Gal
----------------------------------------------------------
               Total 5 Gallon
----------------------------------------------------------

----------------------------------------------------------
1556           Garlic Pre-Pack (2/587, 2/591)
----------------------------------------------------------
1557           Garlic Pre-Pack (2/584, 2/597)
----------------------------------------------------------
1558           Spice Shipper (3/587, 1/508)
----------------------------------------------------------
1561           Spice Shipper (501/505/508/587)
----------------------------------------------------------
1576           Garlic Pre-Pack (3/587, 1/504)
----------------------------------------------------------
1582           Garlic Pre-Pack (2/584, 2/587)
----------------------------------------------------------
1583           Garlic Pre-Pack (4/567)
----------------------------------------------------------
1593           Spice Shipper (3/587, 1/501)
----------------------------------------------------------

                      Exhibit B to Spices Supply Agreement

                               Materials; Pricing

            1. (a) At least 30 days prior to the commencement of each calendar Quarter in the Term (commencing with the Quarter beginning April 1, 1993), Seller and Purchaser shall review Seller's planned purchases of Materials for such Quarter, and Purchaser shall have the right to approve such purchases of Materials. Subject to the preceding sentence, Seller shall order and purchase all Materials and shall make payment of all costs of Materials directly to Seller's suppliers.

            (b) Seller will perform a physical inventory of Materials at the end of May and the end of November of each year during the Term of this Agreement in order to reconcile (i) the actual cost of Materials utilized in the production of Product delivered to Purchaser during the period since the last such inventory (or since the start of the Term if no such prior inventory has been performed) and (ii) the amount paid by Purchaser therefor. At such time, Seller shall calculate the amount (the "Materials Price Variance") equal to (i) the price per Case actually paid by Seller for Materials utilized in producing Product (assuming standard quantity utilized per Case) during such period minus
(ii) the price per Case of Materials used by Seller in determining its Standard Costs per Case of Materials for such period, and Seller shall calculate the amount (the "Materials Adjustment") equal to (x) the amount of the Materials Price Variance per Case multiplied by (y) the number of Cases produced and sold to Purchaser during such period. If the Materials Adjustment is greater than zero, Purchaser shall pay to Seller the amount of the Materials Adjustment. If the Materials Adjustment is less than zero, Seller shall pay to Purchaser the absolute amount of the Materials Adjustment. It is agreed that there shall be no adjustment for variance in actual Materials utilization from standard Materials utilization.

            (c) At the expiration of the period ending six months from the date of this Spices Supply Agreement, and at the expiration of each succeeding six month period thereafter, the Materials Cost set forth in Schedule 1 will be changed by Seller prospectively to reflect expected actual costs on a going-forward basis.

            2. The Price per Case of Product purchased by Purchaser and delivered by Seller hereunder in any calendar year during the Term shall be as follows:

    Annual Case Volume                            Price Per Case

(a) For Annual Case Volume              Price per Case = (i) 101.5% of the
    from 0 to 726,000:                  Standard Cost of Materials utilized per
                                        Case as set forth on Schedule 1 hereto
                                        plus (ii) Direct Labor Cost per Case
                                        plus (iii) Overhead Cost per Case, as
                                        set forth on Schedule 1 hereto; and

(b) For Annual Case Volume              Price per Case = (i) the sum of (x)
    over 726,000:                       101.5% of the Standard Cost of Materials
                                        utilized per Case set forth in Schedule
                                        1, plus (y) Direct Labor Cost per Case,
                                        plus (z) Overhead Cost per Case, plus
                                        (ii) 5% of the sum of (a) Direct Labor
                                        Cost per Case plus (b) Overhead Cost per
                                        Case; provided that Overhead Cost in
                                        clauses (i) and (ii) of this Section
                                        2(b) will only include budgeted costs to be incurred and will not include any Incremental Contribution. As used herein, "Incremental Contribution" per
                                        Case shall mean the amount equal to (x)
                                        the Direct Labor Cost per Case plus
                                        Overhead Cost per Case set forth in
                                        Schedule 1 hereto minus (y) the 1993
                                        budgeted Direct Labor Cost per Case plus
                                        Overhead Cost per Case. For purposes of
                                        this Section 2(b), Direct Labor Cost per
                                        Case and Overhead Cost per Case will be
                                        as set forth in Schedule 2 to this
                                        Exhibit B. In December of
                                        each calendar year in the Term,
                                        commencing December 1993, Direct Labor
                                        Cost per Case and Overhead Cost per Case set forth in Schedule 2 will be changed by Seller on a prospective basis to reflect actual costs incurred and expected costs on a going-forward basis;

provided that for purposes of determining Direct Labor Cost and Overhead Cost in each year during the Term, Seller shall use in such determination of its Standard Costs an aggregate number of Cases of product produced by Seller during such year other than Product produced hereunder ("Non-Spice Product") that (i) is not less than 90% of the number of Cases of Non-Spice Product produced by Seller in the year immediately preceding such year and (ii) in no event is less than 80% of the number of Cases of Non-Spice Product budgeted to be produced by Seller in calendar year 1993; provided further that at the end of each calendar year in the Term, if the actual number of Cases of Product sold to Purchaser hereunder in such year (the "Actual Case Volume") is less than 90% of the budgeted Case volume used by Seller in calculating its Direct Labor Cost and Overhead Cost for such year, Purchaser shall pay to Seller an amount equal to
(A) (x) 90% multiplied by such budgeted Case volume minus (y) the Actual Case Volume, mulitiplied by (B) the Direct Labor Cost plus Overhead Cost per Case in effect in such year, provided that in no event shall such budgeted Case volume be less than 80% of Case volume budgeted for calendar year 1993.

               Schedule 1 to Exhibit B to Spices Supply Agreement


BLOCH & GUGGENHEIMER, INC.
SPICE PRODUCTION & TRANSFER SUMMARY
BUDGET 1998



                                                                              PER CASE DOLLARS
                                                               ----------------------------------------------
  ITEM #                                              CASES      LABOR     MATERIAL     OVERHEAD      TOTAL
-----------                                         ---------  ---------  -----------  -----------  ---------
      1501   Basil/24                                  16,644  $  0.3937   $  5.0466    $  2.9884   $  8.4186
      1505   Oregano/24                                 6,110  $  0.4860   $  5.4221    $  3.1576   $  9.0477
      1506   Basil/24 French/English                      311  $  0.3837   $  5.0486    $  2.9884   $  8.4166
      1508   Red Jalapeno/24                            7,631  $  0.3613   $  6.0034    $  2.9492   $  9.3139
      1584   Large Cut Garlic/24                       35,814  $  0.3876   $  5.5362    $  3.0368   $  8.9597
      1587   Chopped Garlic/24                        171,240  $  0.3762   $  5.7928    $  3.0399   $  9.2089
      1590   Chopped F/E Garlic/24                      3,215  $  0.3726   $  5.7315    $  3.0489   $  9.1530
      1591   Crushed Garlic/24                         11,535  $  0.5476   $  5.5933    $  3.0580   $  9.1989
                TOTAL 24 PACK                         254,500  $  0.3878   $  5.6887    $  3.0365   $  9.1131

      1507   Basil/12                                   5,508  $  0.5542   $  2.5732    $  1.7771   $  4.9405
      1509   Oregano/12                                 2,640  $  0.5723   $  2.7691    $  1.6639   $  5.0053
      1515   Green Jalapeno/12                          1,443  $  0.2540   $  3.0652    $  1.5344   $  4.8436
      1516   Red Jalapeno/12                            6,852  $  0.2540   $  3.0652    $  1.5341   $  4.8436
      1550   Chopped Garlic 25 oz/12                        0  $  0.4064   $  9.9339    $  3.0997   $ 13.4400
      1574   Chopped Garlic 10 oz/12                    4,880  $  0.2781   $  5.6210    $  1.5933   $  7.4924
      1579   Crushed Garlic/12                         10,118  $  0.2639   $  2.8895    $  1.5729   $  4.7264
      1580   Chopped Garlic/12                        113,897  $  0.2711   $  2.9468    $  1.5664   $  4.7743
      1597   Large Cut Garlic/12                       13,465  $  0.2415   $  2.8206    $  1.5592   $  4.6214
                TOTAL 12 PACK                         158,800  $  0.2822   $  3.0044    $  1.5671   $  4.8538

      1548   Crushed Garlic 25 oz/6                        49  $  0.2332   $  5.2252    $  3.0997   $  8.5591
      1585   Large Cut Garlic 25 oz/6                   9,517  $  0.2493   $  5.1318    $  3.1788   $  8.5600
     27586   Chopped Garlic 25 oz/6 (Primarque)            65  $  0.2499   $  5.0620    $  3.0697   $  8.4016
     36588   Chopped Garlic 25 oz/6 (Sak-Done)            915  $  0.2499   $  5.0620    $  3.0697   $  8.4016
      1568   Chopped Garlic 25 oz/6                   124,973  $  0.2499   $  5.0620    $  3.0697   $  8.4016
                TOTAL 6 PACK                          135,539  $  0.2499   $  5.0656    $  3.0774   $  8.4126

      1570   Chopped Garlic 2 Gal                       3,468  $  0.4733   $  6.8766    $  3.5989   $ 10.9483
     26570   Sbarro Garlic 2 Gal                        2,767  $  0.6000   $  6.9400    $  3.6000   $ 11.1800
                TOTAL 2 GALLON                          6,235  $  0.5295   $  6.9225    $  3.5994   $ 11.0514

      1577   Chopped 5 Gal (No Pres.)                       4  $  0.6080   $ 16.7945    $  7.1982   $ 24.8007
      1589   Chopped 5 Gal                              1,522  $  0.8080   $ 16.7945    $  7.1982   $ 24.8007
                TOTAL 5 GALLON                          1,526  $  0.8080   $ 16.7945    $  7.1982   $ 24.8007

      1556   Garlic Pre-Pack (2/587, 2/591)               401  $  1.8476   $ 34.0416    $ 12.1958   $ 48.6850
      1557   Garlic Pre-Pack (2/584, 2/591)                16  $  1.8704   $ 35.0796    $ 12.1876   $ 49.1376
      1566   Spice Shipper (3/587, 1/508)                 107  $  1.4693   $ 34.3855    $ 12.0689   $ 47.9443
      1561   Spice Shipper (501/505/508/587)               16  $  1.5892   $ 33.4614    $ 12.1351   $ 47.1857
      1576   Garlic Pre-Pack (3/587, 1/584)             2,709  $  1.5162   $ 34.6523    $ 12.3356   $ 48.5040
      1582   Garlic Pre-Pack (2/584, 2/587)                95  $  1.5276   $ 34.9474    $ 12.1514   $ 48.6264
      1585   Garlic Pre-Pack (4/587)                      957  $  1.5048   $ 34.3672    $ 12.1598   $ 48.0215
      1593   Spice Shipper (3/587, 1/501)                 199  $  1.5123   $ 34.6063    $ 12.1081   $ 46.2267
                TOTAL PRE-PACK/SHIPPERS (NOTE A)        4,500  $  1.5443   $ 34.6015    $ 12.2641   $ 48.4090

                GRAND TOTAL PRODUCTION                861,100


                                TOTAL TRANSFER DOLLARS
               -----------------------------------------------------------
  ITEM #         LABOR          MATERIAL        OVERHEAD         TOTAL
-----------    ----------     ------------    ------------    ------------
      1501    $ 7,153.56     $  94,088.55    $  65,715.04    $ 156,957.15
      1505    $ 2,059.36     $  33,129.24    $  19,292.81    $  55,281.41
      1506    $   119.33     $   1,569.49    $     929.38        2,616.20
      1508    $ 2,757.08     $  45,811.94    $  22,505.35    $  71,074.38
      1584    $13,863.18     $ 198,273.62    $ 106,725.27    $ 320,832.06
      1587    $64,415.55     $ 991,856.48    $ 520,653.95    $1,576,935.98
      1590    $ 1,197.83     $  18,426.76    $   9,802.37    $  29,426.97
      1591    $ 6,316.21     $  64,519.21    $  35,274.28    $ 106,109.70
              $98,702.10     $1,447,785.29   $ 772,796.45    $2,319,285.84

      1507    $ 3,048.22     $  14,152.46    $   9,773.81    $  26,974.49
      1509    $ 1,510.77     $   7,310.56    $   4,392.73    $  13,214.11
      1515    $   367.79     $   4,429.93    $   2,221.81    $   7,013.53
      1516    $ 1,710.41     $  20,934.23    $  10,513.71    $  33,188.35
      1550    $     0.00     $       0.00    $       0.00    $       0.00
      1574    $ 1,357.13     $  27,430.48    $   7,775.31    $  36,562.92
      1579    $ 2,670.14     $  29,236.97    $  15,814.60    $  47,821.71
      1580    $30,874.38     $ 335,627.37    $ 177,272.51    $ 543,774.26
      1597    $ 3,251.78     $  37,981.42    $  20,991.41    $  62,227.60
              $44,820.62     $ 477,097.42    $ 246,858.94    $ 770,770.98

      1548    $    11.43     $     256.08    $     151.89    $     419.40
      1585    $ 2,372.76     $  48,840.63    $  30,252.39    $  81,465.78
     27586    $    21.25     $     431.07    $     260.92    $     714.14
     36588    $   226.70     $   4,650.03    $   2,808.78    $   7,687.50
      1568    $31,236.00     $ 635,112.61    $ 383,629.59    $1,049,978.20
              $33,870.13     $ 689,291.33    $ 417,103.56    $1,140,265.02

      1570    $ 1,641.27     $  23,848.06    $  12,481.02    $  37,970.32
     26570    $ 1,680.20     $  19,313.66    $   9,961.20    $  30,935.06
              $ 3,301.47     $  43,161.69    $  22,442.22    $  68,905.38

      1577    $     3.23     $      67.13    $      28.79    $      99.20
      1589    $ 1,229.74     $  25,561.24    $  10,953.73    $  37,746.71
              $ 1,232.98     $  25,628.42    $  10,984.53    $  37,845.92

      1556    $   740.89     $  13,971.48    $   4,390.52    $  19,602.69
      1557    $    29.93     $     561.28    $     196.00    $     786.20
      1566    $   159.42     $   3,679.25    $   1,291.37    $   5,130.04
      1561    $    25.43     $     535.38    $     194.16    $     754.97
      1576    $ 4,107.39     $  90,873.08    $  33,416.87    $ 131,397.34
      1582    $   145.12     $   3,320.00    $   1,154.38    $   4,619.51
      1585    $ 1,440.09     $  32,879.94    $  11,636.74    $  45,956.67
      1593    $   300.95     $   6,886.66    $   2,409.51    $   9,567.11
              $ 6,949.21     $ 155,706.97    $  55,186.55    $ 217,844.73

              $188,876.51    $2,838,671.11   $1,527,376.24   $4,554,923.86




 Note (A): All Pro-Pack and Shipper Costs include cost of manufactured finished product, bin, header card, box, and packing labor.

             Schedule 2 to Exhibit B to Spices Supply Agreement


               1993 Budgeted Cost Based On 1982 Actual

                       Item                 Labor   Overhead   Total
                       ----                 -----   --------   -----
               Basil/24                     0.3188    1.8373   2.1561
               Oregano/24                   0.4264    2.8919   3.3183
               Basil Fr/E/24                0.3188    1.8373   2.1561
               Basil/12                     0.1917    0.9555   1.1472
               Red Jalapeno/24              0.3065    1.8471   2.1536
               Oregano/12                   0.1896    1.0226   1.2122
               Chopped Green Jalapeno/12    0.2378    1.0803   1.3181
               Red Jalapeno/12              0.2378    1.0803   1.3181
               Crushed Garlic 25 oz/6       0.2891    1.4487   1.7378
               Chopped Garlic 2 Gal         0.4203    2.6553   3.0756
               Chopped Garlic 10 oz/12      0.2286    1.3687   1.5973
               Chopped Garlic 5 Gal         0.6991    6.3229   7.0220
               Crushed Garlic/12            0.2563    1.2373   1.4936
               Chopped Garlic/12            0.1978    1.0731   1.2709
               Chopped Garlic Fr/Eng/12     0.1978    1.0731   1.2709
               Large Cut Garlic/24          0.3116    1.7632   2.0743
               Large Cut Garlic 25 oz/6     0.1640    0.8949   1.0589
               Chopped Garlic/24            0.3034    1.7063   2.0097
               Chopped Garlic 25 oz/6       0.1804    0.9453   1.1257
               Chopped 5 Gal                0.6991    6.3229   7.0220
               Chopped F/E Garlic/24        0.3034    1.4650   1.7684
               Crushed Garlic/24            0.3034    1.6959   1.9983
               Large Cut Garlic/12          0.1896    1.0785   1.2691
               Sbarro Garlic 2 Gal          0.4203    2.6529   3.0732

Note: Costs for Materials remain unchanged from Schedule 1 to Exhibit B to
      Spices Supply Agreement.